UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)                                          September 14, 2010
Transcat, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Vantage Point Drive, Rochester, New York	14624

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code                                        585-352-7777

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     At the annual meeting of shareholders of Transcat, Inc. (the “Company”) held on September 14, 2010, the Company’s shareholders voted on the matters described below.
1.	The Company’s shareholders elected three directors for a three-year term expiring in 2013. The number of shares that: (a) voted for the election of each director; (b) withheld authority to vote for each director; and (c) represent broker non-votes with respect to each director is summarized in the table below:

Director Nominee	Votes For	Authority Withheld	Broker Non-Votes*
Charles P. Hadeed	3,760,090	13,615	748,163
Nancy D. Hessler	3,757,328	16,377	748,163
Paul D. Moore	3,760,465	13,241	748,163
2.	The Company’s shareholders ratified the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 26, 2011. The number of shares that voted for, against and abstained from voting for the ratification of the selection of BDO USA, LLP is summarized in the table below:

Votes For	Votes Against	Votes Abstained
4,509,435	4,001	8,433

*	Broker non-votes represent shares held by broker nominees for beneficial owners that were not voted with respect to a non-routine matter because the broker nominee did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. If a broker does not receive voting instructions from the beneficial owner, a broker may vote on routine matters but may not vote on non-routine matters. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for the purpose of determining the number of shares entitled to vote on non-routine matters, such as the election of directors.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.
Dated: September 16, 2010	By:	/s/ John J. Zimmer
John J. Zimmer
Vice President of Finance and Chief Financial Officer